Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 117 to Registration Statement No. 333-61366 on Form N-1A of our reports dated May 28, 2015, relating to the financial statements and financial highlights of Pacific Funds Series Trust (formerly named Pacific Life Funds) comprising PF Floating Rate Loan Fund (formerly named PL Floating Rate Loan Fund), PF Inflation Managed Fund (formerly named PL Inflation Managed Fund), PF Managed Bond Fund (formerly named PL Managed Bond Fund), PF Short Duration Bond Fund (formerly named PL Short Duration Bond Fund), PF Emerging Markets Debt Fund (formerly named PL Emerging Markets Debt Fund), PF Comstock Fund (formerly named PL Comstock Fund), PF Growth Fund (formerly named PL Growth Fund), PF Large-Cap Growth Fund (formerly named PL Large-Cap Growth Fund), PF Large-Cap Value Fund (formerly named PL Large-Cap Value Fund), PF Main Street® Core Fund (formerly named PL Main Street® Core Fund), PF Mid-Cap Equity Fund (formerly named PL Mid-Cap Equity Fund), PF Mid-Cap Growth Fund (formerly named PL Mid-Cap Growth Fund), PF Small-Cap Growth Fund (formerly named PL Small-Cap Growth Fund), PF Small-Cap Value Fund (formerly named PL Small-Cap Value Fund), PF Real Estate Fund (formerly named PL Real Estate Fund), PF Emerging Markets Fund (formerly named PL Emerging Markets Fund), PF International Large-Cap Fund (formerly named PL International Large-Cap Fund), PF International Small-Cap Fund, PF International Value Fund (formerly named PL International Value Fund), PF Currency Strategies Fund (formerly named PL Currency Strategies Fund), PF Global Absolute Return Fund (formerly named PL Global Absolute Return Fund), PF Precious Metals Fund (formerly named PL Precious Metals Fund), Pacific FundsSM Portfolio Optimization Conservative (formerly named PL Portfolio Optimization Conservative Fund), Pacific FundsSM Portfolio Optimization Moderate-Conservative (formerly named PL Portfolio Optimization Moderate-Conservative Fund), Pacific FundsSM Portfolio Optimization Moderate (formerly named PL Portfolio Optimization Moderate Fund), Pacific FundsSM Portfolio Optimization Growth (formerly named PL Portfolio Optimization Moderate-Aggressive Fund), Pacific FundsSM Portfolio Optimization Aggressive-Growth (formerly named PL Portfolio Optimization Aggressive Fund), Pacific FundsSM Diversified Alternatives (formerly named PL Diversified Alternatives Fund), Pacific FundsSM Short Duration Income (formerly named PL Short Duration Income Fund), Pacific FundsSM Core Income (formerly named PL Income Fund), Pacific FundsSM Strategic Income (formerly named PL Strategic Income Fund), Pacific FundsSM Floating Rate Income (formerly named PL Floating Rate Income Fund), Pacific FundsSM Limited Duration High Income (formerly named PL Limited Duration High Income Fund), and Pacific FundsSM High Income (formerly named PL High Income Fund), appearing in the Annual Reports on Form N-CSR of Pacific Funds Series Trust for the year or period ended March 31, 2015, and to the references to us under the headings “Financial Highlights” in each of the Prospectuses and “Disclosure of Portfolio Holdings”, “Financial Statements”, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

July 28, 2015